FOR IMMEDIATE RELEASE	Contact:
Milt Alpern, CFO
Applix Inc.
508-475-2450
malpern@applix.com

APPLIX REPORTS STRONG FOURTH QUARTER REVENUE GROWTH, FOURTH CONSECUTIVE PROFITABLE QUARTER

— Company achieves 2004 annual revenue and profitability guidance and provides 2005 growth plans –

WESTBOROUGH, Mass. – February 3, 2005 – Applix, Inc. (NASDAQ: APLX), a global provider of Business Performance Management (BPM) and Business Intelligence (BI) software solutions, today reported revenues for the quarter ended December 31, 2004 of $9.36 million, a 15% increase over fourth quarter 2003 revenues of $8.16 million. Software license revenue for the fourth quarter of 2004 totaled $5.46 million, also a 15% increase over the comparable quarter a year ago. Net income for the fourth quarter of 2004 was $3.10 million, or $0.22 per basic and $0.20 per diluted share, compared to a net loss of $2.67 million, or $0.21 per basic and diluted share, for the year ago period. The 2003 fourth quarter included a charge of approximately $3.24 million, or $0.25 per basic and diluted share, in connection with the restructuring of the company’s U.S. headquarters lease.

Total revenues for 2004 were $30.92 million compared to $27.36 million in 2003, at the high end of the company’s most recently announced expectation for annual revenues between $30-31 million. For comparison purposes, revenue for 2003 includes $1.25 million from the company’s CRM business, which was sold during the first quarter of 2003. Analytics-only revenue increased 18.4%, from $26.11 million in 2003 to $30.92 million in 2004. Software license revenue for 2004 totaled $16.23 million, a 22.7% increase over last year. Net income for 2004 was $4.70 million, or $0.33 per basic and $0.30 per diluted share, compared to a net loss of $10,000, or $0.00 per basic and diluted share, for 2003. Included in the 2003 results was the net gain from the sale of the CRM business of $7.91 million, or $0.60 per diluted share, as well as the charge of $3.24 million in connection with the restructuring of the company’s headquarters lease. The 2004 results include a charge of $604,000 taken in the third quarter in connection with the restructuring of the company’s U.K. office lease. Together, the lease restructuring steps are expected to produce annualized savings of approximately $1.15 million.

David C. Mahoney, President and Chief Executive Officer of Applix, said, “We are very pleased with our results this quarter, capping off a very successful year for Applix. We were effective at securing new customers in all geographies, and are especially pleased that our North American revenues have begun to grow again, following our extensive efforts to turn around our domestic operations. A highlight of the quarter was signing our first-ever license transaction valued in excess of $1 million – a strong validation for the broad utility of our TM1 platform. We achieved impressive profitability, with strong bottom line results, and garnered meaningful accolades from industry experts for the strength of our product offerings and the unparalleled benefits they bring to our customers. Industry recognition for its own sake is not our primary focus. What has made the difference this year, however, is the ability of our own field operations, as well as our partners, to leverage these positive reviews with customers to help move the sales process forward. The market is recognizing our technology as both complementary and requisite in today’s analytically intensive business environment. We continually find more evidence that our flagship product, TM1, provides the only single, comprehensive platform for planning, budgeting, forecasting and reporting, enabling midmarket and Global 2000 organizations to meet all of their performance management needs.”

He added, “The success we achieved in 2004 has increased our confidence that we have firmly established Applix as a leader in the business performance management marketplace. Entering 2005, our mission is very straightforward: dramatically increase the lead flow, target an increased number of larger deals, and continue to expand our partner community. We are dedicating all our efforts to aggressive top-line growth, and see 2005 as another year of successful growth in total revenue, licenses and profits.”

Total operating expenses for the fourth quarter of 2004 totaled $5.80 million, compared to $9.16 million in the year ago period. The year-ago period includes the $3.24 million charge for the restructuring of the company’s headquarters lease, which reduced fourth quarter 2004 rent by approximately $225,000 over the fourth quarter last year, and on an annualized basis, approximately $900,000. Included in the fourth quarter 2004 expenses was approximately $318,000 in legal costs associated with the previously announced investigation by the Securities and Exchange Commission, compared to $249,000 in the third quarter of 2004 and $85,000 in the fourth quarter of 2003.

Fourth Quarter Business Highlights

•	Applix secured its first-ever license transaction valued at more than $1 million, in addition to six other license transactions valued at more than $100,000, compared to three in the prior quarter this year.

•	Applix announced that TM1 had been certified for integration with SAP’s Business Intelligence platform.

•	Applix added more than 60 new TM1 customers, including Deutsche Post Bank and Figleaves, the largest on-line branded intimate apparel retailer in the world.

•	Applix expanded its relationship with Solution Provider CPM Enterprise Solutions into the U.S. from Canada and added Inspiriant Solutions. Applix Solution Providers are organizations that drive their consulting and implementation business through the sale of Applix software products.

•	Applix expanded its Strategic Alliance Partner network with XL Cubed, Infinis, AVI and Insight Dimensions. Alliance Partners make it easier for customers to develop and deploy applications by offering complementary software products integrated and certified with TM1.

•	Applix improved significantly its position on Gartner Inc.’s Magic Quadrant for Corporate Performance Management Suites, 2004 based upon its ability to execute and completeness of vision, and Applix was listed in Gartner’s Magic Quadrant for Business Intelligence platforms.

•	The OLAP Survey 4 reported that customers of Applix’s TM1 experience high levels of user satisfaction, reflecting the technology’s ease of use and flexibility. Overall, respondents ranked TM1 highest in eight different measures, most importantly in achievement of business goals. Additionally, TM1 was ranked among the top three in six other measures.

•	Two Applix TM1 customers received industry accolades for their efforts in using TM1. Cadbury Schweppes Americas Beverages won the 2004 Vision Award for Excellence in Business Performance Management and a major worldwide financial institution was recognized by the UK National Business Award for its use of TM1 to prevent fraud.

Fourth Quarter Financial Highlights

•	Cash and cash equivalents totaled $15.92 million at 12/31/04, up from $13.33 million at 9/30/04 and $9.24 million at 12/31/03.

•	Days sales outstanding (DSO) was 59 days at 12/31/04, up from 55 days at 9/30/04 and down from 63 days at 12/31/03; the company targets DSO at 55-60 days.

•	Gross margin for the fourth quarter of 2004 improved significantly to 91.3% from 77.1% for the fourth quarter of 2003 and rose to 86.9% for the full year 2004 compared to 74.0% in 2003.

•	Total stockholders’ equity rose to $12.24 million at 12/31/04, up from $9.20 million at 9/30/04 and $2.26 million at 12/31/03.

Milt Alpern, Chief Financial Officer of Applix, commented, “We are very pleased that our strong revenue growth, combined with the measures we took in prior quarters to reduce our operating expenses and increase productivity, produced significant bottom line results this quarter. Additionally, we have been able to significantly strengthen the company’s financial condition in 2004 by generating positive net cash flow in every quarter of the year. We enter 2005 with a strong foundation upon which to invest in our business, especially in sales and marketing and field operations, without compromising our continued profitability and cash generation.”

Financial Outlook for 2005

Applix is targeting top-line revenue growth of approximately 20-30% for 2005, producing total revenues of between $37-40 million. The company is targeting license revenue growth of approximately 30-40%, producing total license revenues between $21-

23 million. The company expects to achieve net income levels of 13-16% of total revenues in 2005, not including the impacts of foreign exchange or expensing of stock options beginning in July 2005. Lastly, the company is targeting North American license revenues to reach 50% of total license revenues by the end of 2005. Net income exclusive of foreign exchange and stock option expenses is a non-GAAP financial measure within the meaning of applicable SEC regulations. Applix is presenting this measure because it is currently unable to estimate the amount of foreign exchange gains or losses or stock option expenses for 2005, and it believes that presenting net income excluding those two items nonetheless presents investors with meaningful information about the company’s projected operating performance for 2005.

Investor Conference Call and Webcast

The senior management of Applix will host a conference call and Webcast to discuss the company’s fourth quarter results and 2005 outlook tomorrow morning, Friday, February 4, 2005 at 8:30 am ET. To access the call, please dial 1-800-260-8140, using the confirmation code 61760757. Internationally, the call may be accessed by dialing 1-617-614-3672, using the same confirmation code. To listen via live audio Webcast, please visit the company’s website, www.applix.com at least ten minutes prior to the start of the call. The Webcast will be available as a replay starting one hour after the call is completed at the same location.

About Applix

Applix, Inc. (NASDAQ: APLX) is a global provider of Business Performance Management and Business Intelligence solutions. These solutions, based on Applix’s TM1 planning and analytics platform, enable the continuous planning, management and monitoring of performance across the financial and operational functions within the enterprise. Applix is a founder of the BPM Standards Group (www.bpmstandards.org), and has been recognized by numerous industry analyst groups for its technical leaderships and vision in the marketplace.

More than 1,900 customers worldwide use TM1 for its tight integration with Excel, real-time response, adaptability, and low total cost of ownership. Delivered by Applix and a global network of partners, TM1-based solutions help customers manage their business performance and respond to the marketplace in real time. Headquartered in Westborough, MA, Applix maintains offices in four countries in Europe, North America and the Pacific Rim. For more information about Applix, please visit www.applix.com.

This news release contains forward-looking statements, including targeted financial results for 2005 and product and market expectations, which involve risks and uncertainties. Forward-looking statements in this document are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include without limitation, competitive pressures, changes in customer demands, adverse economic conditions, loss of key personnel, litigation, potential fluctuations in quarterly results, lengthy sales cycles, market acceptance of new or enhanced products and services, factors affecting spending by customers and other risks, uncertainties and factors including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 under the heading “Risk Factors” and its most recent Quarterly Report on Form 10-Q under the heading “Factors That May Affect Future Results.” The forward-looking statements provided by the Company in this press release represent the Company’s views as of the date of this release. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, it disclaims any obligation to update these forward-looking statements, and these forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

©2005 Applix, Inc. All rights reserved. Applix and TM1 are registered trademarks of Applix, Inc. All other trademarks and company names mentioned are the property of their respective owners.

###

Financial Tables Follow

Applix, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Software license	$5,462	$4,765	$16,228	$13,222
Professional services and maintenance	3,898	3,392	14,687	14,133

Total revenues	9,360	8,157	30,915	27,355

Cost of revenues:
Software license	36	689	427	1,850
Professional services and maintenance	783	1,181	3,612	5,270

Total cost of revenues	819	1,870	4,039	7,120

Gross margin	8,541	6,287	26,876	20,235

Operating expenses:
Sales and marketing (includes $0 of stock-based compensation for the three months ended December 31, 2004 and December 31, 2003, and $0 and $23 of stock-based compensation for the years ended December 31, 2004 and December 31, 2003, respectively)	2,957	2,935	10,588	10,747
Product development	1,171	1,279	4,785	5,512
General and administrative (includes $15 of stock-based compensation for the three months ended December 31, 2004 and December 31, 2003, and $60 and $267 of stock-based compensation for the years ended December 31, 2004 and December 31, 2003, respectively)	1,614	1,650	6,217	7,653
Amortization of an acquired intangible asset	62	62	250	250
Restructuring expenses	—	3,238	577	3,238
Compensation expenses related to an acquisition	—	—	—	583

Total operating expenses	5,804	9,164	22,417	27,983

Operating income (loss)	2,737	(2,877)	4,459	(7,748)

Non-operating income (expense):
Net gain from sale of CRM business	251	—	261	7,910
Interest and other income (expense), net	67	223	313	769

Income (loss) from continuing operations before income taxes:	3,055	(2,654)	5,033	931
(Benefit) provision for income taxes	(68)	—	225	764

Income (loss) from continuing operations	3,123	(2,654)	4,808	167

Loss from discontinued operations	(26)	(15)	(106)	(177)

Net income (loss)	$3,097	$(2,669)	$4,702	$(10)

Net income (loss) per share, basic and diluted:
Continuing operations, basic	$0.22	$(0.21)	$0.34	$0.01
Continuing operations, diluted	$0.20	$(0.21)	$0.31	$0.01
Discontinued operations, basic and diluted	$(0.00)	$0.00	$(0.01)	$(0.01)

Net income (loss) per share, basic	$0.22	$(0.21)	$0.33	$0.00
Net income (loss) per share, diluted	$0.20	$(0.21)	$0.30	$0.00

Weighted average number of shares outstanding:
Basic	14,281	12,825	14,038	12,601
Diluted	15,631	12,825	15,482	13,197

Applix, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	December 31,	December 31,
	2004	2003
ASSETS

Current assets:
Cash and cash equivalents	$15,924	$9,241
Accounts receivable, net	6,171	5,715
Other current assets	1,703	2,125

Total current assets	23,798	17,081

Restricted cash	400	817
Property and equipment, net	580	973
Capitalized software costs, net	—	265
Intangible asset, net	562	812
Other assets	687	843
Goodwill	1,158	1,158

TOTAL ASSETS	$27,185	$21,949

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$795	$1,083
Accrued expenses	5,177	6,657
Accrued restructuring expenses	373	3,400
Deferred revenues	8,421	8,060

Total current liabilities	14,766	19,200

Long term liabilities	181	494

Total liabilities	14,947	19,694

Stockholders’ equity:
Preferred stock; $.01 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock; $.0025 par value; 30,000,000 shares authorized; 14,290,584 and 13,220,950 shares issued, respectively, and 14,290,584 and 12,863,323 shares outstanding, respectively	36	33
Additional paid-in capital	54,348	50,497
Accumulated deficit	(40,673)	(45,375)
Accumulated other comprehensive loss	(1,473)	(1,539)

	12,238	3,616
Less: treasury stock, 0 and 357,627 shares, respectively, at cost	—	(1,361)

Total stockholders’ equity	12,238	2,255

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,185	$21,949